UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

September 14, 2005

CYOP SYSTEMS INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	0-32355	98-0222927
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

149 South Reeves Drive, Unit A, Beverly Hills, CA	90212
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(310) 248-4860

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO MATERIAL DEFINITIVE AGREEMENTS

                    Standby Equity Distribution Agreement

                    On September 2, 2005, CYOP Systems International, Inc. (the “Company”), entered into a Standby Equity Distribution Agreement (the “SEDA”) with Cornell Capital Partners, LP (“Cornell”). Pursuant to the SEDA, the Company may, at its discretion, periodically sell to Cornell shares of Common Stock, par value $0.00002 per share (the “Common Stock”) for a total purchase price of up $15,000,000. For each share of Common Stock purchased under the SEDA, Cornell will pay the Company ninety-eight percent (98%) of the lowest closing bid price (as reported by Bloomberg L.P.) of the Common Stock on the principal market. Cornell will also retain four percent (4%) of each advance under the SEDA. Cornell’s obligation to purchase shares of the Company’s Common Stock under the SEDA is subject to certain conditions, including the Company obtaining an effective registration statement for shares of Common Stock sold under the SEDA and is limited to $800,000 per five (5) trading days.

                    In connection with the SEDA, the Company has also entered into a Placement Agent Agreement, dated as of September 2, 2005, with Newbridge Securities Corporation. Upon execution of the Placement Agent Agreement, Newbridge Securities Corporation is entitled to receive, as a one-time placement agent fee, shares of the Company’s Common Stock in an amount equal to $10,000 divided by the volume weighted average price of the Company’s shares, as quoted on Bloomberg, LP, as of September 2, 2005.

                    Securities Purchase Agreement

                    On September 2, 2005, the Company also entered into a Securities Purchase Agreement with Cornell. Pursuant to the Securities Purchase Agreement, the Company shall issue Convertible Debentures to Cornell in the original principal amount of $650,000, of which $650,000 was funded on the day of the execution of the Securities Purchase Agreement. The Convertibel Debentures have a one (1) year term and accrue annual interest of twelve percent (12%). The Convertible Debentures may be redeemed by the Company at any time, in whole or in part. If on the date of redemption, the closing price of the Company’s Common Stock is greater than the conversion price in effect, the Company shall pay a redemption premium of twenty percent (20%) of the amount redeemed in addition to such redemption. The Convertible Debentures are also convertible at the holder’s option at a conversion price equal to $0.055, which may be adjusted pursuant to the terms of the Convertible Debentures. The Convertible Debentures are secured by substantially all the assets of the Company.

                    The Company issued to Cornell two warrants. The first warrant for 15,000,000 shares of the Company’s Common Stock has an exercise price equal to $0.05. The second warrant for 12,500,000 shares of the Company’s Common Stock has an exercise price equal to $0.006. The warrants expire three (3) years from September 2, 2005.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

                    See Item 1.01

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibit No. Description.

EXHIBIT	DESCRIPTION	LOCATION

Exhibit 99.1	Standby Equity Distribution Agreement dated as of September 2, 2005 between the Company and Cornell Capital Partners, LP	Provided herewith

Exhibit 99.2	Securities Purchase Agreement dated as of September 2, 2005 between the Company and Cornell Capital Partners, LP	Provided herewith

Exhibit 99.3	Registration Rights Agreement dated as of September 2, 2005 between the Company and Cornell Capital Partners, LP	Provided herewith

Exhibit 99.4	Security Agreement dated as of September 2, 2005 between the Company and Cornell Capital Partners, LP	Provided herewith

Exhibit 99.5	Investor Registration Rights Agreement dated as of September 2, 2005 between the Company and Cornell Capital Partners, LP	Provided herewith

Exhibit 99.6	Placement Agent Agreement dated as of September 2, 2005 by and among the Company, Cornell Capital Partners, LP and Newbridge Securities Corporation	Provided herewith

Exhibit 99.7	Warrant dated as of September 2, 2005 issued to Cornell Capital Partners, LP	Provided herewith

Exhibit 99.8	Warrant dated as of September 2, 2005 issued to Cornell Capital Partners, LP	Provided herewith

Exhibit 99.9	Convertible Debenture dated as of September 2, 2005 issued to Cornell Capital Partners, LP	Provided herewith

Exhibit 99.10	Escrow Agreement dated September 2, 2005 among the Company, Cornell Capital Partners, LP and David Gonzalez, Esq.	Provided herewith

Exhibit 99.11	Escrow Agreement dated September 2, 2005 among the Company, Cornell Capital Partners, LP and David Gonzalez, Esq.	Provided herewith

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 14, 2005	CYOP SYSTEMS INTERNATIONAL INC

	By:	/s/ Mitch White
	Name:	Mitch White
	Title:	President